Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-272591, File No. 333-213093, File No. 333-218666, File No. 333-288352) and Form S-3 (File No. 333-287603) of our report dated February 24, 2026, with respect to the financial statements of Atomera Incorporated included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Melville, NY

February 24, 2026